Consulting Services Agreement

This Corporate Advisory Consulting Agreement (this "Agreement"), is made as of December 16, 2016, between OWC Pharmaceutical Research Corp., a Delaware corporation, having its principal place of business located at 22 Shacham Street, P.O.B. 8324, Petach Tikva 4918103 Israel (the "Company") and Jeff Smurlick, having an address at 10861 Bal Harbor Drive, Boca Raton, FL 33498 (the "Consultant"). The Company and the Consultant are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

RECITALS:

A. The Consultant has the professional business and financial expertise and experience in the areas of investor relations and business development;
B. The Consultant is offering its services as a consultant to the Company and the Company desires to retain the Consultant as an independent contractor; and
C. The Parties agree that this Agreement reflects the entire understanding and agreement between the Parties on the subject matter herein contained.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. Services: The Consultant shall provide the Company with services in the areas of investor relations and business development with the objective of generating interest in the Company and its business from the business and financial community and investors.
(i) The investor relations services shall include assisting the Company in establishing relationships with the financial and medical communities specializing in the field of medical cannabis as well as with the general media which includes an investor relations (IR) program for the Company; and
(ii) The Consultant shall identify and advise the Company on appropriate financial events of potential interest for the Company’s participation.
The foregoing are collectively referred to as the "Services."

2. Compensation: In consideration for Services, the Company shall cause to be issued to the Consultant: (i) 200,000 Class G Warrants exercisable on a "cashless" basis for a period of 24 months from the date first set forth above at an exercise price $0.25; and (ii) 200,000 Class H Warrants exercisable on a "cashless" basis for a period of 36 months from the date first set forth above at an exercise price of $0.40. The Class G and Class H Warrants are referred to collectively, as the "Warrants" and are evidenced by the respective Warrant Agreements in the form attached hereto.

3. Term: This Agreement shall be for an initial term of twelve (12) months from the date first set forth above (the "Term"), subject to the extension of the Term upon the mutual written agreement of the Parties prior to the expiration of the Term. Either Party may elect to terminate this Agreement on 30 days advanced written notice to the other Party ("Termination Notice"), which shall become effective on the 30th day ("Termination Date"). In the event of Termination by either Party, any Warrants not exercised by the Consultant prior to the Termination Date shall be deemed null and void.

4. Independent Contractor: The Consultant understands and acknowledges that since the Consultant is an independent contractor of but is not an employee of the Company. As a result, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will the Consultant receive any benefits of an employee. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

5. Representations and Warranties: For purposes of this Agreement, the Consultant represents and warrants as follows:
(i) The Consultant has full power and authority to enter into this Agreement;
(ii) The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers;
(iii) The Consultant is aware that the Warrants and any shares issuable upon exercise of the Warrants (the "Warrant Shares") are not transferable under this Agreement and applicable securities laws unless such securities are registered under the Securities Act of 1933, as amended (the "Act") or pursuant to an available exemption under Rule 144 or other rule or regulation promulgated by the Securities and Exchange Commission (the "SEC") under the Act;
(iv) All information that the Consultant has provided to the Company concerning the Consultant and the Consultant's knowledge of financial and business matters, or, is correct and complete as of the date of this Agreement and may be relied upon by the Company;
(v) In rendering the Services hereunder, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations of the SEC and of any exchange or quotation service on which the Company's securities are listed and/or subject to quotation and the rules and regulations of the National Association of Securities Dealers, Inc.

6. No Third Party Rights: The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the Parties hereto, have any interest in any of the Services contemplated hereby.

7. Governing Law/Arbitration: This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute arising under or related to this Agreement or the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York County, State of New York, before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one Party after service of that request on the other Party. The cost of arbitration shall be borne by the losing Party. The arbitrator is also authorized to award reasonable attorney's fees to the prevailing Party.

8. Validity: If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

9. Entire Agreement: This Agreement contains the entire understanding of the Parties on the subject matter hereof and cannot be altered or amended except by an amendment duly executed by all Parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

IN WITFESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

OWC Pharmaceutical Research Corp. Jeff Smurlick (Consultant

/s/: Mordechai Bignitz /s/: Jeff Smurlick
Name: Mordechai Bignitz Name: Jeff Smurlick
Title: CEO